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                                                                    Exhibit 23.2




            Consent of Independent Registered Public Accounting Firm



We have issued our report dated February 18, 2004 accompanying the consolidated financial statements of The Bancorp, Inc. and its subsidiaries contained in this Registration Statement, Proxy and Prospectus. We consent to the use of the aforementioned report in the Registration Statement, Proxy and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
July 9, 2004